AMENDMENT NO. 1 TO ASSET SALE AGREEMENT


                   THIS AMENDMENT NO. 1 TO ASSET SALE AGREEMENT (this "Amendment") is entered into as of November 29, 2000 by and between Motient Satellite Ventures LLC, a Delaware limited liability company ("Newco"), and Motient Services Inc., a Delaware corporation ("Motient Services").

                  WHEREAS, Motient Services and Newco entered into an Asset Sale Agreement dated June 29, 2000 (the "Asset Sale Agreement") pursuant to which Motient Services agreed to sell and Newco agreed to purchase certain of the assets and assume certain of the liabilities of Motient Services;

                  WHEREAS, Motient Services and Aether Systems, Inc. ("Aether") entered into an Asset Sale Agreement dated November 29, 2000 (the "Aether Agreement") attached hereto as Exhibit A, pursuant to which Motient Services agreed to sell and Aether agreed to purchase certain assets and assume certain liabilities of Motient Services;

                  WHEREAS, the sale of assets to and assumption of liabilities by Aether pursuant to the Aether Agreement was consummated as of the date hereof; and

                  WHEREAS, the parties desire to amend the Asset Sale Agreement to reflect the sale of assets by Motient Services to Aether pursuant to the Aether Agreement by (i) excluding the Subject Assets (as defined in the Aether Agreement) (the "Aether Subject Assets") from the Subject Assets (as defined in the Asset Sale Agreement) and to (ii) reduce the Purchase Price under the Asset Sale Agreement, all as more fully described herein.

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties, intending to be legally bound, hereby agree as follows:

                   1.  Amendments  to  Asset  Sale  Agreement.  The  Asset  Sale
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Agreement is hereby amended as follows:

                    (a) The following is added as a new Section 2.2(c):

                    "(c) Pursuant to that certain Asset Sale Agreement (the "Aether Sale Agreement") dated November 29, 2000 between Motient Services and Aether Systems, Inc. ("Aether"), Motient Services may be entitled to receive certain Additional Consideration (as defined in the Aether Sale Agreement) from Aether. If any Additional Consideration is received by Motient Services pursuant to the Aether Sale Agreement on or after the Closing Date, Motient Services will pay to Newco an amount equal to fifty percent (50%) of any such Additional Consideration actually received by Motient Services within 15 business days of the receipt of such amounts by Motient Services. Such payment shall be deemed a reduction in the Purchase Price."

                    (b) The following sentence is added at the end of Section 2.4(a):

                    "Notwithstanding anything else in this Sale Agreement to the contrary, in addition to the foregoing, the Excluded Assets shall include the Subject Assets (as defined in the Aether Sale Agreement) (the "Aether Subject Assets"), as well as all consideration (including escrowed amounts) received by Motient Services and/or any of its Affiliates pursuant to the Aether Sale Agreement and the transactions related thereto, including, but not limited to, an Intellectual Property License agreement, a four-year satellite network capacity agreement, and a four-year terrestrial network capacity agreement (together with the Aether Sale Agreement, the "Aether Transaction Agreements")."

                    (c) The following sentence is added at the end of the first paragraph of Section 2.5:

                    "Notwithstanding anything else in this Sale Agreement to the contrary, the Assumed Liabilities shall include (i) all ongoing operational and service obligations of Motient Services to Aether under the satellite network capacity agreement described in Section 2.4(a) above and (ii) other obligations under any other Aether Transaction Agreements that MSV may agree to assume, notwithstanding the fact that the consideration payable by Aether pursuant to such agreements in clauses (i) and (ii) shall be retained by Motient Services, as provided in Section 2.4(a) above."

                    (d) The following sentence is added at the end of the second paragraph of Section 2.5:

                    "Notwithstanding anything else in this Sale Agreement to the contrary, the Assumed Liabilities shall not include any of the Assumed Liabilities (as defined in the Aether Sale Agreement) assumed by Aether under the Aether Sale Agreement."

                    (e) The definition of "Purchase Price" in Exhibit A to the Asset Sale Agreement is hereby deleted in its entirety and replaced with the following:

                    "Purchase Price" means (i) One Hundred Four Million Five Hundred Thousand Dollars ($104,500,000) if the Investment Commitment Date (as defined in the Investment Agreement) shall occur on or prior to the first anniversary of the date hereof, or (ii) One Hundred Four Million Five Hundred Thousand Dollars ($104,500,000) plus $118,356 per day for each day between the first anniversary of the date hereof and the Investment Commitment Date if the Investment Commitment Date shall occur after the first anniversary of the date hereof. The Purchase Price shall be increased by an amount equal to any increase in the Option Price (as defined in the Investment Agreement) pursuant to the last three sentences of Section 2.1 of the Investment Agreement. The Purchase Price shall be reduced by an amount equal to fifty percent (50%) of any Additional Consideration (as defined in the Aether Sale Agreement) actually received by Motient Services prior to the Closing Date.

                   2.  Miscellaneous.   Capitalized  terms  used  herein and not
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defined  herein  shall  have the  meaning  ascribed  to them in the  Asset  Sale
Agreement. All other terms and provisions of the Asset Sale Agreement shall continue in full force and effect and unchanged and are hereby confirmed in all respects. This Amendment may be executed in any number of counterparts which, taken together, shall constitute a single, binding instrument. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to its principles of conflicts of law that would give effect to the application of the law of another jurisdiction.




                  IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, or have caused this Amendment to be duly executed on their behalf, as of the day and year first above written.



                           MOTIENT SATELLITE VENTURES LLC



                           By:      /s/Carson Agnew
                                    -----------------------------------
                                    Carson Agnew
                                    Managing Director



                           MOTIENT SERVICES INC.



                           By:      /s/Gary M. Parsons
                                    -----------------------------------
                                    Gary M. Parsons
                                    Chairman